EXHIBIT 10(d)e

                               REPLACEMENT NOTE

                                              Chicago, Illinois:  April 8, 1996
                                                     Due:  Stated Maturity Date

$18,750,000

         FOR VALUE RECEIVED, the undersigned, ANDREW CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ABN AMRO Bank N.V. (the "Lender") on the Stated Maturity Date, the principal sum of EIGHTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($18,750,000) or, if less, the aggregate unpaid principal amount of all Loans (or, if applicable, the Dollar Equivalent thereof) shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of June 16, 1993 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Andrew Corporation (the "Company"), certain Subsidiaries of the Company, including the Borrower, BANK OF AMERICA ILLINOIS, as Agent, and the various financial institutions (including the Agent) as are, or may from time to time become, parties thereto.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

         This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         This Note constitutes a renewal and restatement of that certain Note of the Borrower, dated June 16, 1993, payable to the order of the Lender in the original principal amount of $12,500,000 (the "Original Note"). The indebtedness evidenced by the Original Note is constituting indebtedness, and nothing contained herein shall be deemed to constitute a payment, settlement or novation of the Original Note.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice dishonor.

         THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                            ANDREW CORPORATION


                                            By /s/ M. J. Gittelman
                                              Title: Treasurer